November 4, 2002

Dear Fellow Shareholders:

We invite you to attend our 2002 Annual Meeting of Shareholders of Hollywood Media Corp.  We will hold the meeting at 10:00 a.m. on Wednesday, December 11, 2002, at 2255 Glades Road, Suite 200E, Boca Raton, Florida 33431.

At the meeting you will be asked to vote on the election of six directors nominated by our Board of Directors and to ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants for the year ending on December 31, 2002. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in further detail the matters to be presented at the Annual Meeting.

Shareholders of record at the close of business on October 17, 2002 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

Your Vote Is Very Important.  Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card.  If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.

Sincerely,

Mitchell Rubenstein

Chairman and Chief Executive Officer

HOLLYWOOD MEDIA CORP.

2255 Glades Road

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:

December 11, 2002

Time:

10:00 a.m.

Place:

2255 Glades Road,  Meeting in Suite 200E

Boca Raton, Florida  33431

Notice is hereby given that an Annual Meeting of Shareholders of Hollywood Media Corp. will be held for the following purposes:

(1)

To consider and vote upon the election of six directors nominated by Hollywood Media’s Board of Directors.

(2)

To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants for the year ending on December 31, 2002.

(3)

Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, to ensure that your shares are represented at the meeting please sign, date and return the accompanying proxy card.  If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.  Your proxy may be revoked at any time before it is voted.  Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

By Order of the Board of Directors

Laurie S. Silvers

President and Secretary

Boca Raton, Florida

November 4, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE .

TABLE OF CONTENTS
Page:
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2

THE MEETING	4
General	4
Matters To Be Considered At The Meeting	4
Record Date; Quorum; Voting At The Meeting	4
Proxies	5

ELECTION OF DIRECTORS (Proposal No. 1)	7
Nominees for Election to the Board of Directors	7
Meetings of the Board of Directors of Hollywood Media	9
Committees of the Board of Directors of Hollywood Media	9
Compliance with Section 16(a) of the Securities Exchange Act of 1934	10

EXECUTIVE OFFICERS	11

EXECUTIVE COMPENSATION	12
Summary Compensation Table	12
Employment Agreements	13
Option Grants in Last Fiscal Year	14
Stock Option Exercises During 2001 and Stock Options Held at End of 2001	15
Compensation of Directors	16
Compensation Committee Interlocks and Insider Participation	16
Report of the Compensation Committee on Executive Compensation	17
Performance Graphs	20

AUDIT MATTERS	22
Report of the Audit Committee	22
Audit Fees	23
Replacement of Auditor in 2002	23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proposal No. 2)	29

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	29

OTHER MATTERS	29

ANNUAL REPORT	29

i

2002 ANNUAL MEETING OF SHAREHOLDERS

_______________________

PROXY STATEMENT

_______________________

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:

What am I being asked to vote upon?

A:

You are being asked to vote in favor of the election of six directors nominated by our Board of Directors. You are also being asked to ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants for 2002.

Hollywood Media’s Board of Directors has approved each of these proposals and recommends that you vote FOR each proposal.

Q:

When is the annual meeting?

A:

The annual meeting will be held on December 11, 2002 at 10:00 a.m., local time, at 2255 Glades Road, Suite 200E, Boca Raton, Florida 33431.

Q:

Who is entitled to notice of and to vote at the meeting?

A:

Only shareholders of record at the close of business on the Record Date, October 17, 2002, are entitled to receive notice of the annual meeting and to vote shares of Hollywood Media common stock that they held on the Record Date at the annual meeting, or any postponements or adjournments of the annual meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Q:

Who can attend the meeting?

A:

All shareholders as of the Record Date, October 17, 2002, or their duly appointed proxies may attend the annual meeting.  However, please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and a proxy from the institution that holds such shares.

Q:

What should I do now?

A:

You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the annual meeting.

Q:

Can I change my vote after I have mailed in a signed proxy card?

A:

Yes.  You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting.  First, you can revoke your proxy by delivering a written notice to the Secretary of Hollywood Media prior to the time it is exercised.  Second, you can submit a new, later dated proxy card prior to the time the initial proxy is exercised.  Third, you can attend the annual meeting and vote in person.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of the Record Date (or other date as indicated in the footnotes below) by (1) each person known to beneficially own more than 5% of the outstanding shares of the common stock, (2) each director and director nominee of Hollywood Media, (3) Hollywood Media’s Chief Executive Officer and each of its other executive officers whose total annualized salary and bonus in 2001 was $100,000 or more (the “Named Executive Officers”) and (4) all directors and executive officers of Hollywood Media as a group.  Except as otherwise indicated, Hollywood Media believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (2)
J.P. Morgan Chase & Co.	3,862,005 (3)	19.07%
Federated Kaufmann Fund	1,804,021 (4)	8.74%
Mitchell Rubenstein	1,784,903 (5)	8.59%
Laurie S. Silvers	1,784,903 (5)	8.59%
Wellington Management Company, LLP	1,703,623 (6)	8.41%
Granite Capital, L.P. (and Affiliates)	1,525,890 (7)	7.53%
Leonardo, L.P.	1,219,867 (8)	5.70%
Dr. Martin H. Greenberg	452,573 (9)	2.22%
Deborah J. Simon	47,173 (10)	*
Harry T. Hoffman	29,567 (11)	*
Robert E. McAllan	17,199 (12)	*
Nicholas G. Hall	65,622 (13)	*
W. Robert Shearer	4,138 (14)	*
All directors and executive officers of Hollywood Media as a group (8 persons)	2,435,220 (15)	11.55%

____________

*

Less than 1%

(1)

Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431.

(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days, such as pursuant to exercisable stock options and warrants.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Hollywood Media had 20,247,963 outstanding shares of common stock as of the Record Date.

(3)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002, J.P. Morgan Chase & Co. has sole voting power with respect to 3,069,832 shares of common stock, sole dispositive power with respect to 3,250,080 shares of common stock, and shared voting and dispositive power with respect to 611,925 shares of common stock.  The business address of J.P. Morgan Chase & Co. is 270 Park Ave., New York, New York 10017.

(4)

Represents (a) 1,413,848 outstanding shares of common stock, (b) up to 289,017 shares of common stock issuable upon conversion of Hollywood Media's 6% Senior Convertible Debentures Due 2005 (“Convertible Debentures”), and (c) up to 101,156 shares of common stock issuable upon exercise of warrants.  Hans P. Utsch and Lawrence Auriana are the portfolio managers of Federated Kaufmann Fund, which is a mutual fund, and such individuals disclaim beneficial ownership of the securities.  The business address of Federated Kaufmann Fund is 140 East 45th Street, 43rd Floor, New York, New York 10017.  This information is based in part upon ownership information provided by the holder as reflected in Hollywood Media’s Prospectus filed with the Securities and Exchange Commission on July 3, 2002.

(5)

With the exception of 362,268 shares which are owned by Mitchell Rubenstein individually and 284,412 shares which are owned by Ms. Silvers, all other shares are held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties.  Represents an aggregate of 1,265,592 outstanding shares of common stock, and 324,224 shares of common stock issuable pursuant to exercisable stock options granted to, 65,578 shares of common stock issuable pursuant to warrants purchased by, and 144,508 shares of common stock issuable upon conversion of Convertible Debentures purchased by, Mr. Rubenstein and Ms. Silvers.

(6)

Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, Wellington Management Company, LLP has shared voting power with respect to 1,503,323 shares of common stock and shared dispositive power with respect to 1,703,623 shares of common stock.  The business address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts  02109.

(7)

Includes 12,500 shares of common stock issuable under a warrant held by Granite Capital, L.P.  This information is based on a Schedule 13G filed with the Securities and Exchange Commission on September 20, 2002, indicating beneficial ownership through shared voting and dispositive power over shares of common stock held by Granite Capital, L.P. (with respect to 1,046,506 shares), Granite Capital II, L.P. (with respect to 61,384 shares), Granite Capital Overseas Hedged Equity Fund Limited (with respect to 36,500 shares), Granum Value Fund (with respect to 381,500 shares), Granite Capital, L.L.C. (with respect to 1,144,390 shares), Granum Capital Management, L.L.C. (with respect to 381,500 shares), Lewis M. Eisenberg (with respect to 1,525,890 shares), and Walter F. Harrison, III (with respect to 1,525,890 shares). The business address of Granite Capital, L.P. is 126 East 56th Street, 25th Floor, New York, New York 10022.

(8)

Represents (a) 49,346 outstanding shares of common stock, (b) up to 867,052 shares of common stock issuable upon conversion of Convertible Debentures and (c) up to 303,469 shares of common stock issuable upon exercise of warrants.  Angelo, Gordon & Co., L.P. ("Angelo, Gordon") is the sole director of the general partner of Leonardo, L.P. ("Leonardo") and consequently has voting control and investment discretion over securities held by Leonardo. Angelo, Gordon disclaims beneficial ownership of the shares held by Leonardo. Mr. John M. Angelo, the Chief Executive Officer of Angelo, Gordon, and Mr. Michael L. Gordon, the Chief Operating Officer of Angelo, Gordon, are the sole general partners of AG Partners, L.P., the sole general partner of Angelo, Gordon. As a result, Messrs. Angelo and Gordon may be considered beneficial owners of any shares deemed to be beneficially owned by Angelo, Gordon. Messrs. Angelo and Gordon disclaim beneficial ownership of these securities. The business address of Leonardo, L.P. is c/o Angelo Gordon, LP, 245 Park Avenue, New York, New York 10167. This information is based in part upon ownership information provided by the holder as reflected in Hollywood Media’s Prospectus filed with the Securities and Exchange Commission on July 3, 2002.

(9)

Represents an aggregate of 329,196 outstanding shares of common stock (including 91,667 shares of common stock owned by Dr. Greenberg's spouse), 108,156 shares of common stock issuable pursuant to exercisable options, and 15,221 shares of common stock issuable under exercisable warrants.

(10)

Represents an aggregate of 18,165 outstanding shares of common stock, and 29,008 shares of common stock issuable pursuant to exercisable options.

(11)

Represents an aggregate of 1,200 outstanding shares of common stock, 27,967 shares of common stock issuable pursuant to exercisable options and 400 shares of common stock issuable under a currently exercisable warrant.

(12)

Represents 17,199 shares of common stock issuable pursuant to exercisable options.

(13)

Represents 25,023 shares of common stock issuable pursuant to exercisable options granted to Mr. Hall and 40,599 shares of common stock issuable pursuant to exercisable options granted to Mary Hall, Hollywood Media’s Vice President of Operations and Mr. Hall’s spouse.

(14)

Mr. Shearer resigned from his position as an executive officer of Hollywood Media in January 2002.

(15)

Includes 610,358 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date and 225,707 shares of common stock issuable under currently exercisable warrants and Convertible Debentures.

THE MEETING

General

This Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by Hollywood Media's Board of Directors for use at the annual meeting of shareholders (the “Meeting”) to be held at 2255 Glades Road, Suite 200E, Boca Raton, Florida 33431, on December 11, 2002, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to holders of common stock on or about November 6, 2002.  Shareholders should review the information in this Proxy Statement together with the Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2001 which accompanies this Proxy Statement.  A list of shareholders entitled to vote at the Meeting will be available at Hollywood Media’s principal executive offices, 2255 Glades Road, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

Matters To Be Considered At The Meeting

At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of six directors nominated by Hollywood Media’s Board of Directors, (2) a proposal to ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants for the year ending on December 31, 2002 and (3) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

HOLLYWOOD MEDIA'S BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA AND THE RATIFICATION OF HOLLYWOOD MEDIA’S CHOICE OF ERNST & YOUNG LLP AS HOLLYWOOD MEDIA’S INDEPENDENT PUBLIC ACCOUNTANTS.

Record Date; Quorum; Voting At The Meeting

Hollywood Media's Board of Directors has fixed October 17, 2002 as the Record Date.  Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting.  At the Record Date, there were 20,247,963 shares of common stock outstanding and entitled to vote.  Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting.  The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.  If less than a majority of the outstanding shares entitled to vote is represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.

Nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors.  The proposal to approve the ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants will be approved if the number of votes cast by holders of common stock “for” such proposal exceeds the number of votes cast “against” the proposal. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter, unless the matter is one for which a greater vote is required by law or Hollywood Media’s Articles of Incorporation or Bylaws.

Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting.  Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.  Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast “for” or “against” any given matter.  A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the matters addressed at the Meeting.  The inspectors of election will treat shares referred to as “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes, as well as abstentions, will not have the same effect as a vote against the election of any director or against the proposal to ratify the selection of Ernst & Young LLP as Hollywood Media’s independent public accountants. Any such shares of common stock that are not represented at the Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Meeting.

Proxies

This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hollywood Media for use at the Meeting.

Shares of common stock represented by proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein.  Shares of common stock represented by proxies for which no instruction is provided will be voted “for” the election of the nominees to the Board of Directors of Hollywood Media and the ratification of Hollywood Media’s choice of independent public accountants.  To ensure that their shares are voted, holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose.  Any holder of common stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of Hollywood Media at our principal executive offices, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (3) attending the Meeting and voting in person.  Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

If any beneficial owner of common stock holds such stock in “street name” and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed “legal proxy” identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

Hollywood Media will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement.  In addition to solicitation by mail, directors, officers and employees of Hollywood Media may solicit proxies by telephone, facsimile transmission or otherwise.  Such directors, officers and employees of Hollywood Media will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.  Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and Hollywood Media will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

ELECTION OF DIRECTORS

(Proposal No. 1)

Nominees for Election to the Board of Directors

At the Meeting, six directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to Hollywood Media, will be voted FOR the election as directors of the six persons named below, unless the proxy contains contrary instructions.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.  Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected.  In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.  Each of the nominees named below is a current member of Hollywood Media’s Board of Directors and such persons constitute all of the current directors on the Board.  The Board has fixed the current size of the Board at seven directors, resulting in one vacancy on the Board which the Board may fill at a later date in its discretion.

The following table sets forth certain information concerning each nominee as of the Record Date.

Name	Age	Position

Mitchell Rubenstein	48	Chairman of the Board and Chief Executive Officer
Laurie S. Silvers	50	Vice Chairman of the Board, President and Secretary
Dr. Martin H. Greenberg	61	Director and Chief Executive Officer of Tekno Books
Harry T. Hoffman	75	Director
Robert E. McAllan	55	Director
Deborah J. Simon	46	Director

Mitchell Rubenstein is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993.  Mr. Rubenstein was a founder of the Sci-Fi Channel, cable television network that was acquired from Mr. Rubenstein and Laurie Silvers by USA Network in March 1992.  Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994.  Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989.  Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989.  Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979.  He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, a member of the University of Virginia School of Law Business Advisory Council, and a member of the Board of Trustees of Temple Beth El, Boca Raton, Florida.  Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992.  Mr. Rubenstein is married to Laurie S. Silvers.

Laurie S. Silvers is a founder of Hollywood Media and has served as its Vice Chairman, President and Secretary since its inception in January 1993.  Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994.  Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years, including as a partner with Rubenstein & Silvers.  Ms. Silvers also co-owned and served as an executive officer of several cable television systems from 1983 to 1989 and co-owned a television station from 1990 to 1991.  Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977.  Ms. Silvers serves on the University of Miami International Advisory Board and the University of Miami School of Law Visiting Committee.  Ms. Silvers served on the Board of Directors of the Pine Crest Preparatory School, Inc. from 1993 to 1999.  She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and served as its Chairman from    1995-1997.

Dr. Martin H. Greenberg has served as a director of Hollywood Media since July 1993, and as a consultant to Hollywood Media since February 1993.  Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by Hollywood Media and 49% of which is owned by Dr. Greenberg.  Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc. (the predecessor business of Tekno Books) from 1990 until its acquisition by Hollywood Media in 1994.  Dr. Greenberg is widely regarded as the leading anthologist in trade publishing, and has served as editor or author of more than 700 books.  Dr. Greenberg is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement in the mystery field, and the Milford Award for Lifetime Achievement in Science Fiction.  Dr. Greenberg is a former Director of Graduate Studies at the University of Wisconsin - Green Bay.

Harry T. Hoffman has served as a director of Hollywood Media since July 1993.  From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related iteMs.  From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

Robert E. McAllan has served as a director of Hollywood Media since December 2001.  Mr. McAllan is currently CEO of Press Communications, LLC, which owns and operates broadcast properties, and also currently serves as Chairman of the New Jersey Broadcasters Association.  Mr. McAllan has been in the commercial radio industry since 1964. Mr. McAllan began his career as a News Director/Operations Manager at WADB FM where he won a national news award from United Press International.  Thereafter, Mr. McAllan became a talk show host for the New Jersey Press’ radio stations WJLK AM/FM, and through a series of rapid promotions Mr. McAllan became the president of Press Broadcasting Company, the broadcast division of The New Jersey Press and expanded the company by acquiring several television stations and radio acquisitions. At the time that New Jersey Press’ newspapers were acquired by Gannett, Mr. McAllan led a group of key Press executives who acquired the broadcast division of the New Jersey Press. Mr. McAllan has also held myriad directorships and officer positions for several companies and associations, including but not limited to, The Asbury Park Press, Inc., which owned the second largest newspaper in New Jersey, New Jersey Press Incorporated, a diversified media company which operated major daily newspapers, television stations, radio stations and online media, the Florida Association of Broadcasters, Chairman of the National/New Jersey Class A Broadcasters Association, Chairman of the National Independent Television Committee, and Co-Chairman of the Coalition for Media Diversity.

Deborah J. Simon has served as a director of Hollywood Media since November 1995.  Ms. Simon has held the position of Senior Vice President of Simon Property Group, an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991. Prior to that, Ms. Simon served as Vice President -- Western Region Leasing of the Simon Property Group.  She also has been an independent producer, with several television credits to her name. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Chairperson of Simon Youth Foundation and Mercerburg Academy Board of Regents.

See “Certain Relationships and Related Transactions” for a description of the rights of Tekno Simon LLC to nominate one individual to serve as a director of Hollywood Media.

Hollywood Media's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS AS DESCRIBED ABOVE.

Meetings of the Board of Directors of Hollywood Media

During the year ended December 31, 2001, Hollywood Media’s Board of Directors acted on fourteen occasions, eight times by meeting and six times by unanimous written consent.  During 2001, all incumbent directors attended at least seventy–five percent (75%) or more of the combined total meetings of the Board of Directors and the committees on which they served.

Committees of the Board of Directors of Hollywood Media

The Board of Directors has established four committees: the Compensation Committee, the Stock Option Committee, the Audit Committee and the Nominating Committee, and may establish other committees from time to time as the Board of Directors may determine.

Audit Committee.  Harry T. Hoffman, Robert E. McAllan and Deborah J. Simon are the current members of our Audit Committee. The Board of Directors adopted a formal written Audit Committee Charter in June 2000, in compliance with the Nasdaq Stock Market rules. The Audit Committee is responsible for recommending auditors to be engaged by Hollywood Media, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit. The purpose of the Committee, as further set forth in the Audit Committee Charter, is to assist the Board of Directors in fulfilling its responsibilities to oversee: (a) the financial reports and other financial information provided by Hollywood Media to any governmental or regulatory body, the public, or any other user of such financial statements; (b) Hollywood Media's systems of internal accounting and financial controls; (c) the independence and performance of Hollywood Media's outside auditors; and (d) compliance by Hollywood Media with any legal compliance and ethics programs as may be established by the Board of Directors and Hollywood Media's management from time-to-time.  The Audit Committee meets with Hollywood Media’s auditors prior to the filing of each Hollywood Media Quarterly Report on Form 10-Q and Annual Report on Form 10-K with the SEC.  As required by the Sarbanes-Oxley Act of 2002, which became law on July 30, 2002, all auditing services and non-audit services provided to Hollywood Media by its independent auditor must be preapproved by the Audit Committee, and the Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of the independent auditors of Hollywood Media.  In 2001, the Audit Committee held four meetings.

Compensation Committee.  Harry T. Hoffman and Deborah J. Simon are the current members of our Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and other benefits of Hollywood Media's officers and employees, including compensation of executive officers of Hollywood Media. The Compensation Committee acted once by unanimous written consent during the year ended December 31, 2001.

Nominating Committee.  Martin H. Greenberg, Mitchell Rubenstein and Laurie S. Silvers are the current members of our Nominating Committee. The Nominating Committee has responsibility for, and may exercise all the powers and authority of the Board of Directors with respect to selecting, interviewing and recommending to the full Board of Directors individuals to serve on the Board of Directors.  Generally, the Nominating Committee will not consider nominees recommended by shareholders of Hollywood Media, however, the Nominating Committee will consider director candidates recommended by shareholders if the name, biographical data and qualifications of the candidates are timely.  The Nominating Committee acted once by unanimous written consent during 2001.

Stock Option Committee.  Harry T. Hoffman and Robert E. McAllan are the current members of our Stock Option Committee. The Stock Option Committee administers Hollywood Media’s stock incentive plans, including the Directors Plan, the Hollywood Media Corp. 2000 Stock Incentive Plan and the Hollywood Media Corp. 1993 Stock Option Plan, and is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and to take such action in connection with the plans and any benefits granted thereunder as it deems necessary or advisable. In 2001, the Stock Option Committee held two meetings and acted once by unanimous written consent, which actions included grants of stock options pursuant to such plans.

The Board of Directors does not have any other committees at this time, although additional committees may be formed in the future.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires Hollywood Media's directors, executive officers, and persons who own more than 10% of Hollywood Media's outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.

To Hollywood Media's knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2001 have been complied with the following exceptions:  one Form 3 was filed by Peter Glusker (a former director of Hollywood Media) after the due date, one Form 4 was filed by Nicholas Hall after the due date, and two Forms 4 were filed by W. Robert Shearer after the respective due dates (one of which filings was late due to delay by the U.S. Post Office).

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each executive officer of Hollywood Media as of the Record Date.

Name	Age	Position

Mitchell Rubenstein	48	Chairman of the Board and Chief Executive Officer
Laurie S. Silvers	50	Vice Chairman of the Board, President and Secretary
Dr. Martin H. Greenberg	61	Chief Executive Officer of Tekno Books
Nicholas G. Hall	48	Chief Operating Officer
Margaret H. Fenton	41	Vice President of Finance

Hollywood Media's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer’s employment agreement with Hollywood Media, if any.  See “Election of Directors – Nominees for Election to the Board of Directors” above for biographical information for Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg.

Nicholas G. Hall joined Hollywood Media in August 2000, and is responsible for overseeing and coordinating the activities and strategic growth of Hollywood Media and its businesses. Mr. Hall serves as Hollywood Media's Chief Operating Officer.  With over 25 years of experience in financial and operational management, Mr. Hall was formerly Vice President and Chief Financial Officer of The Hair Club For Men from 1997 to 2000, where he was instrumental in the company achieving its goal of profitability. Prior to this, from 1994 to 1997 Mr. Hall was Vice President and Chief Financial Officer of Allders International USA, Inc., the U.S. division of the second largest duty-free retailer in the world. Mr. Hall is a graduate of the Institute of Chartered Secretaries and Administrators in London, England.

Margaret H. Fenton, a Certified Public Accountant, joined Hollywood Media in November 1997 as Controller and was promoted to Vice President of Finance in February 2000.  Ms. Fenton is responsible for accounting, financial and tax matters for Hollywood Media and its subsidiaries, including cash management, preparation of financial statements, and SEC reporting. Prior to joining Hollywood Media, Ms. Fenton was Chief Financial Officer and Secretary for a pharmaceutical, HBC and fragrance distributor. Before entering private industry, Ms. Fenton was an auditor with BDO Seidman, a national accounting firm, and has a total of six years experience in public practice. Ms. Fenton graduated from Adelphi University, Garden City, NY in 1983 with a Bachelor of Business Administration degree and is a member of the American Institute of Certified Public Accounting (AICPA).

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table sets forth the aggregate compensation of the Named Executive Officers for 2001, 2000 and 1999.

____________

(1)

One month of salaries were deferred.

(2)

Salaries in 2000 include salaries deferred in 1999 but paid in 2000.

(3)

The indicated bonus was the minimum amount required under the named officer’s employment agreement.

(4)

Represents a car allowance paid to the executive officer.

(5)

Represents the value, on the December 14, 2001 grant date, of 260,341 shares of restricted common stock issued to the named officer in exchange for such officer’s cancellation of 522,500 outstanding stock options.  The approximate value of the officer’s stock options that were cancelled, and the value of the restricted shares issued to such officer (based on the market price of Hollywood Media’s common stock on the grant date), was $1,140,294.  See “Option/SAR Repricings” and “Report of the Compensation Committee on Executive Compensation -- Compensation Study; Issuance of Restricted Stock in Exchange for Stock Options” below.  The restricted stock was issued in January 2002 under Hollywood Media’s 2000 Stock Incentive Plan, and vests as follows:  50% of the shares vested on June 30, 2002 and the remaining 50% will vest on January 1, 2003; provided, that if at any time prior to January 1, 2003, the officer’s employment is terminated by the officer, or terminated by Hollywood Media with cause, any such shares not vested shall be forfeited and cancelled.  The shares would fully vest immediately upon certain events, including a change of control of Hollywood Media or if the officer’s employment is terminated without cause.  As of December 31, 2001, the shares had an aggregate market value of $1,715,647.

(6)

Represents the market value as of December 31, 2001 of shares of common stock issued as matching contributions under Hollywood Media's 401(k) plan.

(7)

Mr. Hall joined Hollywood Media on August 23, 2000.

(8)

Represents the value on the issuance date of 1,304 shares of common stock issued to Mr. Hall. As of December 31, 2001, the shares had an aggregate market value of $8,594.

(9)

Mr. Shearer joined Hollywood Media on May 31, 1999 and resigned in January 2002.

(10)

Represents the value on the issuance date of 5,684 shares of common stock issued to Mr. Shearer. As of December 31, 2001, the shares had an aggregate market value of $37,458.

(11)

Represents the value on the issuance date of 2,500 shares of common stock issued to Mr. Shearer.

Employment Agreements.

Effective July 1, 1993, Hollywood Media entered into five-year employment agreements with each of Mitchell Rubenstein, Hollywood Media's Chairman and Chief Executive Officer, and Laurie S. Silvers, Hollywood Media's Vice Chairman and President.  Effective July 1, 1998, Hollywood Media extended each of these employment agreements for an additional five-year term. The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the named executive officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date.  Each of the employment agreements provides for an annual salary currently set at $256,242 (subject to automatic cost-of-living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month.

Each employment agreement provides that each of Laurie S. Silvers and Mitchell Rubenstein will continue to receive his or her salary until the expiration of the term of the employment agreements if either of his or her employment is terminated by Hollywood Media for any reason other than death, disability or Cause (as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the disability of either Laurie S. Silvers or Mitchell Rubenstein, and that each of their respective estates will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which either Laurie S. Silvers or Mitchell Rubenstein is entitled upon termination of the employment agreement by reason of either of his or her death.

The term "Cause" is defined in the employment agreements to mean (a) the named executive officer's act or omission which constitutes a willful and material breach of such named executive officer's employment agreement which is not cured within 30 days after such named executive officer's receipt of notice of such breach, (b) a named executive officer's fraud, embezzlement or misappropriation of Hollywood Media's assets or property, or (c) a named executive officer's conviction for a criminal act that is a felony.  A termination by Hollywood Media of one of the named executive officer's employment without Cause will constitute a termination without Cause of the other named executive officer for purposes of the employment agreements.

If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the named executive officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment.  The term "Change of Control", as used in the employment agreements, is defined to mean (a) any person's or group's acquisition of 20% or more of the combined voting power of Hollywood Media's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of Hollywood Media prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction.  In addition, following a Change in Control, if the named executive officer's employment is terminated by Hollywood Media other than for Cause or by reason of the named executive officer's death or disability, or by the named executive officer for certain specified reasons (such as a reduction of the named executive officer's compensation or diminution of the named executive officer's duties), the named executive officer will receive a lump sum cash payment equal to three times the named executive officer's then-existing base salary and most recent annual bonus.  See “Certain Relationships and Related Transactions” below.

Effective May 31, 1999, Hollywood Media entered into a four-year employment agreement with W. Robert Shearer, who was Hollywood Media’s Senior Vice President and General Counsel until he resigned in January 2002 to rejoin Weil, Gotshal & Manges LLP, a law firm that provides legal services to Hollywood Media from time to time.  Accordingly, such agreement is longer in effect.  The agreement provided for minimum annual base salary increases of 10% each year, and a minimum annual bonus of $25,000.  The agreement also provided for the issuance of 75,000 options to purchase common stock of Hollywood Media upon the effective date of the agreement and the issuance of at least 50,000 options to purchase common stock of Hollywood Media on each one-year anniversary of the effective date.

Option Grants in Last Fiscal Year. The following table sets forth certain information with respect to grants of stock options under Hollywood Media’s 1993 Stock Option Plan and its 2000 Stock Incentive Plan, to each of the Named Executive Officers of Hollywood Media.  In addition, there are shown hypothetical gains or “option spreads” that could be realized for the respective options, based on arbitrarily assumed rates of annual compound stock price appreciation of 0 percent, 5 percent and 10 percent from the date the options were granted over the full option terms.

STOCK OPTION GRANTS IN 2001

____________

(1)

These amounts represent certain assumed rates of appreciation only. There can be no assurances that the amounts reflected will be achieved.

(2)

These options become cumulatively exercisable at the rate of 25% on July 3, 2001, 25% on January 3, 2002 and 25% on each one-year anniversary thereafter.

(3)

These options become cumulatively exercisable at the rate of 25% per year, with the first 25% exercisable on August 24, 2002 and 25% on each one-year anniversary thereafter.

(4)

These options become cumulatively exercisable at the rate of 25% per year, with the first 25% exercisable on December 26, 2002 and 25% on each one-year anniversary thereafter.

(5)

These options become cumulatively exercisable at the rate of 25% per year, with the first 25% exercisable on June 4, 2002 and 25% on each one-year anniversary thereafter.

(6)

Mr. Shearer resigned from Hollywood Media in January 2002.  His unexercised options have expired.

Stock Option Exercises During 2001 and Stock Options Held at End of 2001.  The following table indicates the total number of shares acquired on exercise of stock options during 2001 and the value realized therefrom, as well as the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 2001:

STOCK OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE

____________

(1)

Mr. Shearer resigned from Hollywood Media in January 2002.  He exercised options to purchase 25,000 shares in January 2002 and his remaining unexercised options have expired.

Option/SAR Repricings.  The following table is required to be included in this proxy statement as a result of Hollywood Media’s issuance of restricted stock in exchange for the cancellation of stock options in December 2001, as reflected in the table below.  For additional information about such issuance of restricted stock, see the Summary Compensation Table above (including note 5 thereto) and the Report of the Compensation Committee on Executive Compensation below (see “Compensation Study; Issuance of Restricted Stock in Exchange for Stock Options” therein). The table below provides the specified information regarding all adjustments or amendments of the exercise price of stock options or stock appreciation rights (“SARs”) previously awarded to executive officers, whether through amendment or replacement grants, since Hollywood Media became a reporting company in 1993, under the Securities Exchange Act of 1934.   As indicated below, there are no such transactions to report other than the above-referenced restricted stock grants approved in December 2001.

OPTION/SAR REPRICINGS

____________

(1)

Not applicable.  The referenced stock options were cancelled in connection with the issuance of shares of restricted stock.  Options for an aggregate of 522,500 shares were cancelled in exchange for the issuance of 260,341 restricted shares. See “Summary Compensation Table” and “Report of the Compensation Committee on Executive Compensation -- Compensation Study; Issuance of Restricted Stock in Exchange for Stock Options.”

Compensation of Directors.  Directors of Hollywood Media who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.  Hollywood Media has established for the non-employee directors the Director's Stock Option Plan (the "Directors Plan"), which provides for automatic grants to each non-employee director of options to purchase shares of common stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of Hollywood Media, in both instances at an exercise price equal to the fair market value of the common stock on the date of the grant.  A total of 100,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Plan.  Options granted under the Directors Plan become exercisable six months after the date of grant and, except as otherwise approved by the Board, expire five years after the date of grant.  The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan.  The Directors Plan will terminate in July 2003 unless sooner terminated under the provisions thereof.

During 2001, the following grants of stock options were made to non-employee directors under the Directors Plan:

Name of Director	Number of Shares Subject to Options	Exercise Price	Grant Date	Expiration Date
Harry T. Hoffman	5,435	$4.60	12/20/01	12/20/06
Robert E. McAllan	5,435	$4.60	12/20/01	12/20/06
Deborah J. Simon	5,435	$4.60	12/20/01	12/20/06

See "Certain Relationships and Related Transactions -- Consulting Agreement with Dr. Martin H. Greenberg; Tekno Books Partnership" for a description of the consulting agreement between Hollywood Media and Dr. Greenberg, and related arrangements.

Compensation Committee Interlocks and Insider Participation.  The current members of the Compensation Committee are Harry T. Hoffman and Deborah J. Simon.  During 2001, the members of the Compensation Committee were Mitchell Rubenstein, Russell I. Pillar (for a portion of the year), Peter Glusker (for a portion of the year) and Harry T. Hoffman.  See "Certain Relationships and Related Transactions” for a description of various matters relating to such Compensation Committee members and/or their affiliates.

Report of the Compensation Committee on Executive Compensation

Under the rules established by the Securities and Exchange Commission, Hollywood Media is required to provide a report explaining certain aspects regarding compensation of Hollywood Media’s executive officers (including the Named Executive Officers) during the past fiscal year.  The report of Hollywood Media’s Compensation Committee is set forth below.

Executive Compensation Objectives and Elements.

The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis of their awards, stock options, health insurance and other benefits.  Hollywood Media’s executive compensation program, whose principal components consist of salary, bonus and stock options (and other stock incentive awards), is designed to achieve the following objectives: (a) providing competitive base pay to attract, retain and motivate qualified management; (b) delivering performance-based bonuses when results, individual initiative and accomplishments warrant; (c) generate outstanding returns to shareholders over the long term; and (d) aligning management compensation with the achievement of Hollywood Media’s goals and performance. The Compensation Committee believes that Hollywood Media’s executive compensation program is competitive with those of other media and Internet companies.

The Compensation Committee reviews, recommends and approves changes to Hollywood Media’s executive compensation program and policies, and otherwise seeks to ensure that Hollywood Media’s compensation philosophy and objectives are consistent with its best interests and is properly implemented. Our executive compensation strategy is for executives to receive a competitive base salary, while being eligible for bonuses based on performance and stock option (or other stock incentive) grants to provide long-term incentive, and participation in benefit programs available to other employees.  In addition, the Compensation Committee may recommend the grant of discretionary bonuses to Hollywood Media’s executive officers.

Executive Officer Salaries.

During 2001, the Named Executive Officers having employment agreements with Hollywood Media (Mitchell Rubenstein, Laurie S. Silvers, and W. Robert Shearer) were compensated in accordance with their respective employment agreements, which agreements designate a substantial portion of such executives’ compensation.  See “Executive Compensation – Employment Agreements” above for a description of Hollywood Media’s employment agreements with such Named Executive Officers.  The Compensation Committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining appropriate executive officer compensation, the Compensation Committee reviews and considers, among other factors, each executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendation from Hollywood Media’s Chief Executive Officer.

Stock Option Grants.

Hollywood Media believes that long-term equity compensation is an integral part of Hollywood Media’s executive compensation program and serves to provide important incentive to its executives.   As such, generally it is Hollywood Media’s practice to set option exercise prices for executive officers at not less than 100% of the fair market value of the common stock on the date of the grant.  Thus, the options have no monetary benefit to the executives unless the market price of our common stock increases above the exercise price.  We anticipate that future option grants will be based in part on a subjective analysis of various performance criteria.

Annual Cash Bonuses.

In addition to compensation through base salaries and stock option grants, the Compensation Committee has the authority to issue performance-based annual cash bonus awards.  Bonus awards vary depending on the officer’s base salary and the Compensation Committee’s review and consideration of the factors noted above and the executive officer’s contribution to Hollywood Media’s achievement of its goals.

Chief Executive Officer Compensation.

Mr. Rubenstein’s 2001 compensation (other than stock option grants) was paid pursuant to and in accordance with Mr. Rubenstein’s existing employment agreement with Hollywood Media.  The principal factors considered in evaluating the 2001 compensation for Mr. Rubenstein included the factors described in the preceding paragraphs, Hollywood Media’s financial performance during 2001, and Mr. Rubenstein’s substantial contribution to, and integral role in, the completion of a number of significant strategic alliances and acquisitions, the raising of funds for working capital, and the successful recruiting and hiring of other key employees. Based on such factors, Mr. Rubenstein received the compensation described in “Executive Compensation” herein which was consistent and in accordance with Mr. Rubenstein’s employment agreement with Hollywood Media.

Compensation Study; Issuance of Restricted Stock in Exchange for Stock Options.

On December 14, 2001, Hollywood Media’s Board of Directors approved a grant of restricted stock to Hollywood Media’s Chief Executive Officer, Mitchell Rubenstein, and its President, Laurie S. Silvers, in exchange for the cancellation of certain stock options previously issued to such officers, as described below.  Mr. Rubenstein and Ms. Silvers abstained from voting on such matter.  The Board’s approval was based in part upon recommendations by an outside consultant engaged by Hollywood Media.  The consultant conducted a study of the compensation of Mr. Rubenstein and Ms. Silvers and concluded that, among other things, various aspects of the compensation of such officers were below the competitive market practices of the peer companies studied.  The consultant recommended that Hollywood Media conduct a one-time conversion of certain stock options held by such officers into shares of restricted stock on an equivalent value basis (i.e., to issue shares of restricted stock having a value equivalent to the value of the options to be cancelled).  The Board approved Hollywood Media’s issuance of 260,341 shares of restricted common stock to each of Mr. Rubenstein and Ms. Silvers in connection with the cancellation of each such officer’s outstanding options for 522,500 shares of common stock.  The approximate value of each officer’s stock options to be cancelled, and the value of the restricted shares approved for issuance to each such officer (based on the market price of Hollywood Media’s common stock on the grant date), was $1,140,294.  Fifty percent of the restricted shares vested on June 30, 2002, with the remaining 50% vesting on January 1, 2003, subject to such officer’s continued employment through such vesting dates.

Policy on Deductibility of Compensation.

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for compensation in excess of $1 million paid to a corporation’s chief executive officer and any other of its four most highly compensated executive officers.  However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.  The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive.  The Compensation Committee will study the potential impact of Section 162(m), and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on Hollywood Media, while at the same time preserving the objective of providing appropriate incentive awards.  The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m).  The Compensation Committee will continue to monitor the compensation levels potentially payable under Hollywood Media’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, Hollywood Media’s compensation objectives and Hollywood Media’s best interests.

Respectfully,

Members of the Compensation Committee

Harry T. Hoffman

Deborah J. Simon

Performance Graphs

The following graph compares, for the period from November 2, 1998 (the beginning of the period in which Hollywood Media entered the Internet business) to December 31, 2001, the cumulative total shareholder return on our common stock with:

•

The Nasdaq Stock Market Index; and

•

The Goldman Sachs Internet Index.

The graph assumes that $100 was invested on November 2, 1998 in our common stock, the Nasdaq Stock Market Index and the Goldman Sachs Internet Index.  The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*

AMONG HOLLYWOOD MEDIA CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE GOLDMAN SACHS INTERNET INDEX

600
500
400
300
200
100
0
DOLLARS
11/2/1998
12/98
3/99
6/99
9/99
12/99
3/00
6/00
9/00
12/00
3/01
6/01
9/01
12/01
HOLLYWOOD MEDIA CORP.
NASDAQ STOCK MARKET (U.S.)
GOLDMAN SACHS INTERNET

*$100 invested on 11/2/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

The following graph compares, for the five-year period from December 31, 1996 to December 31, 2001, the cumulative total shareholder return on our common stock with:

•

The Nasdaq Stock Market Index; and

•

The Standard & Poor’s Entertainment Index.

The graph assumes that $100 was invested on December 31, 1996 in our common stock, the Nasdaq Stock Market Index and the Standard & Poor’s Entertainment Index.  The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG HOLLYWOOD MEDIA CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P ENTERTAINMENT INDEX

DOLLARS
400
350
300
250
200
150
100
50
0
12/96
3/97
6/97
9/97
12/97
3/98
6/98
9/98
12/98
3/99
6/99
9/99
12/99
3/00
6/00
9/00
12/00
3/01
6/01
9/01
12/01
HOLLYWOOD MEDIA CORP.
NASDAQ STOCK MARKET (U.S.)
S & P ENTERTAINMENT

*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

AUDIT MATTERS

Report of the Audit Committee

Hollywood Media’s Board of Directors has appointed an Audit Committee consisting of three non-employee directors.  The Board of Directors has adopted a Charter for the Audit Committee, which was included as an appendix to Hollywood Media’s proxy statement for its 2000 annual meeting of shareholders.

The Board of Directors believes that the members of the committee meet the current independence and experience requirements of the applicable Nasdaq listing rules.  New SEC and Nasdaq rules regarding independence and financial experience are anticipated to be issued following the date of this Proxy Statement, and, upon issuance of such rules, Hollywood Media intends to review and make changes to the membership of its Audit Committee if necessary.

The primary responsibility of the Audit Committee is to oversee Hollywood Media’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed Hollywood Media’s audited financial statements with management and the independent auditors for the year ended December 31, 2001.  The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90.  This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1.  The Audit Committee also discussed with the independent auditors the auditors’ independence from management and Hollywood Media, including the matters covered by the written disclosures and letter provided by the independent auditors.  The Audit Committee has also considered whether the provision of non-audit services provided by the independent auditors is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with Hollywood Media’s independent auditors the overall scope and plans for its audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Hollywood Media, its internal controls, and the overall quality of its financial reporting.

Based on the reviews and discussions referred to above, and meetings held by the committee with the independent auditors, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully,

Members of the Audit Committee

Harry T. Hoffman

Robert E. McAllan

Deborah J. Simon

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of Hollywood Media’s annual consolidated financial statements for the fiscal year ended December 31, 2001 and reviews of financial statements included in Hollywood Media’s Quarterly Reports on Form10-Q were $213,250.

Financial Information Systems Design and Implementation Fees

During fiscal year 2001, Arthur Andersen LLP did not render professional services for financial information systems design and implementation.

All Other Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered, other than as stated above under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” were $179,270.  The Audit Committee considers the provision of these services to be compatible with maintaining the accountant’s independence.

Replacement of Auditor in 2002

On May 27, 2002, Hollywood Media terminated the engagement of its independent certified public accountants, Arthur Andersen LLP ("Andersen") and engaged the services of Ernst & Young LLP ("Ernst & Young") as its new independent auditors for Hollywood Media’s fiscal year ending December 31, 2002, effective immediately. These actions followed Hollywood Media’s decision to seek proposals from independent accountants to audit its financial statements for the fiscal year ending December 31, 2002. The decision to terminate Andersen and retain Ernst & Young was approved by Hollywood Media’s Board of Directors upon the recommendation of its Audit Committee.

None of the audit reports of Andersen on Hollywood Media's consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through the date of this Proxy Statement, there were no disagreements between Hollywood Media and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2000 and 2001, or within the interim period through the date of this Proxy Statement.

During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period though May 27, 2002 (the effective date of the engagement of Ernst & Young), Hollywood Media did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Viacom Inc.

Exchange Agreement with Viacom.  On August 28, 2002, Hollywood Media Corp. entered into and consummated an Exchange Agreement (the "Exchange Agreement"), among Hollywood Media, its wholly owned subsidiaries, hollywood.com, Inc. and Broadway.com, Inc., and Viacom Inc.  Pursuant to the Exchange Agreement, Viacom reconveyed to Hollywood Media an aggregate of 8,614,687 shares of Hollywood Media's common stock, and warrants held by Viacom to purchase 262,973 shares of Hollywood Media's common stock were cancelled. Viacom also paid Hollywood Media $2.0 million in cash. As a result of these transactions, as of August 28, 2002 Viacom no longer owned any shares of Hollywood Media's common stock.

Under the Exchange Agreement, Hollywood Media retained $5.0 million in non-cash advertising and promotion across CBS properties for use through December 31, 2003. Each of the Advertising and Promotion Agreement and Content License Agreement, dated as of January 3, 2000, between hollywood.com, Inc. and Viacom, was terminated.  The parties also terminated each of the following additional agreements to which they were a party: (1) the Stock Purchase Agreement dated as of August 26, 1999, (2) the Investor's Rights Agreement dated as of January 3, 2000, (3) the Voting Agreement dated as of January 3, 2000, (4) the Securities Purchase Agreement dated as of April 25, 2001, and (5) the Registration Rights Agreement dated as of May 1, 2001. Under the Voting Agreement, Viacom had the right to nominate two individuals for election to Hollywood Media's board of directors. Viacom's designees on the Board at the time of such termination were Peter Glusker and Bryon Rubin. As a result of the termination of the Voting Agreement, Viacom no longer has such nomination rights. Messrs. Glusker and Rubin resigned as directors of Hollywood Media upon consummation of the Exchange Agreement.

Terminated Arrangements with Viacom. The following paragraphs under this caption “Transactions with Viacom Inc.” describe the transactions previously entered into with Viacom Inc., which arrangements were in effect during 2001 and until they were terminated in August 2002 pursuant to the Exchange Agreement as described above.

Effective January 2000, Hollywood Media entered into a strategic relationship with CBS (as predecessor to Viacom, Inc.) that provided for promotion of Hollywood.com and Broadway.com. In connection with such arrangements, CBS purchased 6,672,031 shares of our common stock in exchange for $5,303,030 in cash and $100 million of advertising, promotion, content and advertising sales support over a seven-year term pursuant to an Advertising and Promotion Agreement and a Content Agreement. Hollywood Media also issued to CBS a Warrant to purchase 1,178,892 shares of our Common Stock for an aggregate exercise price of $10,937,002. CBS exercised the warrant in full during March 2000. Half of the warrant exercise price was paid in cash and half was paid in additional advertising and promotion under the Advertising and Promotion Agreement. Hollywood Media also entered into an Investor's Rights Agreement, a Registration Rights Agreement and a Voting Agreement with Viacom, which contained, among other things, transfer restrictions, standstill provisions, preemptive rights, registration rights and voting rights, some provisions of which are highlighted below. Such agreements were terminated in August 2002 pursuant to the Exchange Agreement as described above.

Advertising and Promotion Agreement; Content License Agreement. Viacom agreed to provide Hollywood Media an aggregate of $70 million in advertising and promotion of Hollywood.com and Broadway.com over a seven-year term. In addition, we had the right to allocate up to $30 million in value deliverable under the Content Agreement to additional advertising and promotion under the Advertising and Promotion Agreement. Viacom Inc. provided the advertising and promotion across various CBS media properties. The Advertising and Promotion Agreement and the Content License Agreement were terminated in August 2002 pursuant to the Exchange Agreement as described above.

Investor’s Rights Agreement.  The Investor's Rights Agreement between Hollywood Media and Viacom Inc. included various rights and obligations of Hollywood Media and Viacom related to Viacom's ownership of Hollywood Media's common stock, including Viacom's registration rights with respect to the common stock, Hollywood Media's right of first refusal with respect to transfers by Viacom of the common stock, standstill provisions to which Viacom was bound, and preemptive rights of Viacom with respect to certain issuances of common stock and other securities by Hollywood Media. The Investor's Rights Agreement was terminated in August 2002 pursuant to the Exchange Agreement as described above.

Voting Agreement.  The Voting Agreement among Hollywood Media, Viacom and certain shareholders of Hollywood Media contained agreements by such parties with respect to nominating individuals to serve on Hollywood Media's Board of Directors and the voting of the common stock owned by such parties in favor of such nominees. Viacom had the right to nominate for election to Hollywood Media's Board of Directors a number of individuals equal to the product of Viacom's percentage ownership of Hollywood Media's common stock and the total number of members of the Board of Directors (rounded down to the nearest whole number). In addition, as long as the Advertising and Promotion Agreement and the Content Agreement remained in effect, Viacom had the right to designate at least one nominee to the Board of Directors. In all elections for members of the Board of Directors, each of the shareholders that was a party to the Voting Agreement agreed to vote all shares beneficially owned by them in favor of the Viacom designees. Each of Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Rosalind Greenberg were parties to the Voting Agreement. In all elections for members of the Board of Directors, Viacom agreed to vote all shares of common stock owned by it, or over which it has voting control, in favor of each individual nominated for election to the Board by Hollywood Media. The Voting Agreement was terminated in August 2002 pursuant to the Exchange Agreement as described above.

May 2001 Investment by Viacom Inc. In May 2001, Viacom Inc. made a $1.4 million investment in Hollywood Media and a $1.6 million prepayment of future cash advertising and promotion commitments to Hollywood Media. Hollywood Media issued an aggregate of 310,425 shares of Hollywood Media's common stock to Viacom Inc. at a purchase price of $4.51 per share for a total purchase price of $1.4 million in cash. Viacom also received a series A warrant to acquire an aggregate of 162,973 shares of Hollywood Media common stock at a price of $6.44 per share, subject to adjustment of the price upon certain events. Viacom also received a series B warrant to acquire additional shares of common stock for no additional consideration if the market price of Hollywood Media common stock fell below specified prices as of certain dates.  Hollywood Media issued an additional 220,402 shares to Viacom pursuant to the series B warrant. The series A warrants and series B warrants were cancelled in August 2002 pursuant to the Exchange Agreement described above. In connection with this investment, Viacom also paid $1,600,000 to Hollywood Media, in 2001, as a prepayment of future cash advertising and promotion commitments owing under the Advertising and Promotion Agreement, dated as of January 3, 2000, between Hollywood Media and Viacom.

Pursuant to the terms of the registration rights agreement between the parties, Hollywood Media issued to Viacom 14,928 shares of common stock and, in November 2001, Hollywood Media registered with the Securities and Exchange Commission all of the shares acquired by Viacom in the May 2001 financing, including the shares issuable upon exercise of the series A and series B Warrants.

Transactions with Tribune Company

In May 1999, Hollywood Media acquired hollywood.com, Inc. from Tribune Company.  Hollywood Media paid the purchase price for the acquisition by issuing to Tribune Company 2,300,075 shares of common stock and an unsecured promissory note for $1,928,138. The promissory note was repaid in full by the issuance of 152,548 shares of common stock to Tribune Company.  Hollywood

Media and Tribune Company entered into several agreements in connection with the acquisition, some of which agreements are described below and were amended in July 2001.  In December 2001, the Tribune Company sold all of its shares of Hollywood Media to parties unaffiliated with Tribune Company.

Shareholder Agreement.  Hollywood Media and Tribune Company entered into a Shareholder Agreement, as amended in July 2001, containing various rights and obligations associated with Tribune Company’s ownership of the common stock.  As a result of Tribune Company’s sale of its Hollywood Media stock in December 2001, all provisions of the Shareholder Agreement terminated other than certain “standstill” provisions which remain in effect, including Tribune Company’s agreement not to acquire any additional equity securities of Hollywood Media or solicit proxies or consents with respect to the securities of Hollywood Media or initiate any shareholder proposal.  The standstill provisions will terminate upon the earlier to occur of January 10, 2004 and the date of a change of control (as defined) of Hollywood Media. The original Shareholder Agreement allowed Tribune Company to designate one person as a nominee for election to Hollywood Media’s Board of Directors.  Pursuant to the amendment in July 2001, Tribune Company no longer has the right to designate a person as a nominee for election to Hollywood Media’s Board of Directors.

Registration Rights Agreement.  Hollywood Media and Tribune Company entered into a Registration Rights Agreement upon the closing of the acquisition, which provided Tribune Company with the right to require Hollywood Media to register the common stock acquired by Tribune Company in the acquisition under the Securities Act under certain conditions.  As a result of Tribune Company’s sale of all its Hollywood Media shares in December 2001, Hollywood Media has no obligation to register any shares under this Registration Rights Agreement.

Investments by Affiliate of the Simon Property Group

Pursuant to a 1995 stock purchase agreement with Tekno Simon, an affiliate of the Simon Property Group, and its Co-Chairman, Melvin Simon, Tekno Simon purchased shares of Hollywood Media’s Series A Preferred Stock, Series B Preferred Stock and common stock. In May 1999, Tekno Simon converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock.  Pursuant to such Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to Hollywood Media's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon in 1995. Certain principal shareholders of Hollywood Media, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors.  Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

Consulting Agreement with Dr. Martin H. Greenberg; Tekno Books Partnership

Dr. Martin H. Greenberg, a director of Hollywood Media, does not receive a salary for serving as the Chief Executive Officer of Hollywood Media’s Tekno Books division. In 1993 Hollywood Media entered into a consulting agreement with Dr. Greenberg pursuant to which he agreed to render advisory and consulting services to Hollywood Media, including identifying best-selling authors to create intellectual properties for Hollywood Media and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on Hollywood Media’s intellectual properties, and attending trade shows and conventions on Hollywood Media’s behalf.  The consulting agreement will expire in November 2003, unless terminated earlier, which termination may take place only under certain conditions.  Pursuant to the consulting agreement, in November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted an option to purchase 6,250 shares of common stock at an exercise price of $8.00 per share.

In connection with Hollywood Media’s acquisition of Tekno Books, the consulting agreement was amended on December 9, 1994 (1) to provide that Dr. Greenberg will have the exclusive right to package novelizations based on Hollywood Media’s entertainment properties, and (2) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of common stock at an exercise price of $8.4375 per share (the then approximate market price of the common stock).

Hollywood Media’s Tekno Books division is owned by a partnership in which Hollywood Media and Dr. Greenberg are the partners. Hollywood Media holds a 51% partnership interest and Dr. Greenberg holds a 49% interest.  The partnership makes periodic distributions to its partners of specified amounts of its income as provided pursuant to the terms of its partnership agreement between Hollywood Media and Dr. Greenberg, which distributions are made pro rata to the partners in proportion to their respective percentage interests in the partnership. During 2001, Hollywood Media received aggregate partner distributions of $426,997 from the Tekno Books partnership and Dr. Greenberg received aggregate partner distributions of $410,252.  The partnership agreement has been in effect since October 1994 and provides for the termination of the partnership in December 2024 if not earlier terminated or extended.  The agreement provides for Dr. Greenberg to serve as the Chief Executive Officer of the partnership.

Offering of Convertible Debentures

On May 22, 2002, Hollywood Media issued an aggregate of $5.7 million in principal amount of 6% Senior Convertible Debentures Due May 2005 (the "Debentures") to a group of investors, including existing shareholders of the company, upon payment of an aggregate $5.7 million cash investment from such investors.  Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice Chairman and President of Hollywood Media, participated in the financing with a $500,000 cash investment. See “Security Ownership of Certain Beneficial Owners and Management.”  The Debentures are convertible at the option of the investors at any time through May 22, 2005 into shares of common stock of Hollywood Media at a price of $3.46 per share. Prior to conversion, the Debentures bear interest at 6% per annum, payable quarterly in cash or common stock. The investors also received fully vested warrants to acquire at any time through May 22, 2007 an aggregate of 576,590 shares of common stock at a price of $3.78 per share. If on May 22, 2003, an investor holds at least seventy-five percent of such investor's shares of common stock issued or issuable to such investor under the Debentures, then the exercise price of the warrants held by such investor will decrease to $3.46 per share. The Debentures and warrants contain certain restrictive covenants and anti-dilution provisions. The investors have the right to purchase an aggregate of $1 million in principal amount of additional Debentures on the same terms at any time through May 22, 2003.  Pursuant to such offering, Mr. Rubenstein and Ms. Silvers acquired $500,000 principal amount of the Debentures and warrants to purchase 50,578 shares of common stock, upon the same terms as the other purchasers of the Debentures.

Pursuant to the terms of a Registration Rights Agreement entered into in connection with such offering of Debentures, Hollywood Media filed with the Securities and Exchange Commission a shelf registration statement under the Securities Act of 1933, as amended, to register for resale the shares of common stock of Hollywood Media issuable upon conversion of the Debentures or upon exercise of the warrants, and the shares of common stock issuable as payment of interest under the Debentures. Mr. Rubenstein and Ms. Silvers voluntarily abstained from registering their shares pursuant to such registration.

Line of Credit

During 2001, Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie S. Silvers, the Vice Chairman and President of Hollywood Media, advanced $1,570,000 to Hollywood Media under an unsecured line of credit facility of which $1,120,000 was repaid with interest at the JP Morgan prime rate (4.75% at December 31, 2001). Interest expense on these advances was $1,870 for 2001. At December 31, 2001, the outstanding balance under this line of credit was $450,000, which amount was repaid in January 2002 together with accrued interest of $781. Thereafter an aggregate of  $1,651,000 was advanced to the Company and subsequently repaid together with accrued interest of $9,315.  The current balance is zero.

In the event that Hollywood Media requires additional funding and cannot secure such additional funding, Mr. Rubenstein and Ms. Silvers have indicated their intention to provide Hollywood Media, if required, with an amount not to exceed $5 million in order to enable Hollywood Media to meet its working capital requirements during 2002; provided, however, that the commitment will be reduced dollar for dollar to the extent Hollywood Media raises funds from other sources and such additional funding is not expended on acquisitions. This commitment terminates May 21, 2003. The proceeds received from the issuance of the Debentures in May 2002 did not reduce the amount of the commitment. There was no outstanding balance under this commitment as of the date of this Proxy Statement.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as Hollywood Media’s independent public accountants for the current year ending December 31, 2002 and has directed that management submit such appointment for ratification by the shareholders at the Meeting.  One or more representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.  The firm of Arthur Andersen LLP, independent public accountants, served as Hollywood Media’s independent public accountants for the fiscal year ended December 31, 2001.  Representatives of Arthur Andersen LLP are not expected to be present at the Meeting

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS HOLLYWOOD MEDIA’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING ON DECEMBER 31, 2002.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in Hollywood Media’s proxy statement for Hollywood Media’s 2002 Annual Meeting of Shareholders must deliver a proposal in writing to Hollywood Media’s principal executive offices no later than July 9, 2003.  Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Hollywood Media’s proxy materials, and may be omitted if not in compliance with applicable requirements.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and have not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

ANNUAL REPORT

A copy of Hollywood Media’s Annual Report on Form 10-K (excluding exhibits thereto) filed with the SEC for the fiscal year ended December 31, 2001 accompanies these proxy materials. Copies of exhibits to the Form 10-K will be furnished on request and upon the payment of Hollywood Media’s expenses in furnishing such exhibits. Any request for exhibits should be addressed to:  Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Boca Raton, Florida 33431, telephone number (561) 998-8000.

By Order of the Board of Directors

Laurie S. Silvers

President and Secretary

Boca Raton, Florida

November 4, 2002

HOLLYWOOD MEDIA CORP.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA CORP.

The undersigned, a shareholder of HOLLYWOOD MEDIA CORP., a Florida corporation, hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Hollywood Media Corp. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hollywood Media Corp. to be held at 2255 Glades Road, Suite 200E, Boca Raton Florida 33431, on December 11, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(To be Signed on Reverse Side)

_________________________________________________________________________________________________

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

HOLLYWOOD MEDIA CORP.

December 11, 2002

Please Detach and Mail in the Envelope Provided

_________________________________________________________________________________________________

The Board of Directors unanimously recommends a vote FOR the election of all of the director nominees listed in proposal 1 and FOR the approval of proposal 2.

1.

ELECTION OF DIRECTORS

Nominees:

Mitchell Rubenstein

Laurie S. Silvers

Dr. Martin H. Greenberg

Harry T. Hoffman

Robert E. McAllan

Deborah J. Simon

|_|  VOTE FOR all nominees listed (except as indicated to the contrary)

Instructions:  To withhold authority to vote for any individual nominee, write the nominee’s name on the lines provided below.

_____________________________________________

_____________________________________________

_____________________________________________

|_| WITHHOLD AUTHORITY TO VOTE for all nominees

2.

Vote for the proposal to ratify the selection of Ernst & Young LLP as Hollywood Media Corp.’s independent public accountants for the year ending on December 31, 2002.

|_| VOTE FOR	|_| VOTE AGAINST	|_| ABSTAIN

3.

Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof.  In their discretion, the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 2002 Annual Meeting, and (2) Hollywood Media Corp.’s 2001 Annual Report on Form 10-K.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED.  NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

________________________________________________

Dated: ________________________, 2002

(Signature)

________________________________________________

Dated: ________________________, 2002

(Signature, if held jointly)

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title and official capacity, giving the full title as such.  A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.